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                                                                    EXHIBIT (12)

                         HONEYWELL INC. AND SUBSIDIARIES
            COMBINED WITH PROPORTIONAL SHARES OF 50% OWNED COMPANIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)
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(Dollars in Millions)
                                                        Three Months Ended
                                                          April 4, 1999
                                                        ------------------
Income before Income Taxes..................                 $ 157.5

Deduct:
   Equity income(loss)......................                    (1.7)
                                                             -------
   Subtotal.................................                   159.2

Add (deduct):
   Dividends from less than 50% owned companies                   .7
   Proportional share of income (loss) before
      income taxes of 50% owned companies                        1.0
                                                             -------
Adjusted income.............................                   160.9
                                                             -------
Fixed Charges
   Interest on indebtedness.................                    29.5
   Amortization of debt expense.............                     0.4
   Interest portion of rent expense.........                    12.0
                                                             -------
Total Fixed Charges.........................                    41.9
                                                             -------
Total Available Income......................                  $202.8
                                                             -------
Ratio of Earnings to Fixed Charges..........                     4.8
                                                             -------
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